UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2018

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Guasti Road, Suite 100 Ontario, CA	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2018, Kiwa Bio-Tech Products Group Corp. got the approval from the Administrative Committee of Yangling Agricultural High-tech Industry Demonstration Zone to obtain land to construct a new manufacturing facility to help meet the growing demand in China for bio-fertilizers. Yangling Free Trade Zone has agreed to offer Kiwa Bio-Tech approximately US$432,975 (3,000,000 RMB) in incentives and provide tax preferences for the first three years of production.

The manufacturing facility will specialize in developing and producing Kiwa Bio-Tech’s core microbes, the fundamental components for making high-quality bio-fertilizers. The total facility construction area is approximately 8.77 acres, and will include fermentation and production terminals, agricultural produce sorting facilities and storage, a research and development institute and corresponding ancillary facilities. The construction of the manufacturing facility is expected to be completed in 2020 and have a production capacity of 60,000 tons of Kiwa Bio-Tech’s core microbes. The annual production value is expected to be over US$65 million (approximately 462 million RMB).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2018

Kiwa Bio-Tech Products Group Corporation

/s/ Yvonne Wang
By:	Yvonne Wang
Title:	Chief Executive Officer